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                             SUNAMERICA INCOME FUNDS

                             AMENDED DESIGNATION OF
                    CLASSES OF SHARES OF BENEFICIAL INTEREST

      The undersigned, being the duly elected Secretary of SunAmerica Income Funds (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts Business Trust, DO HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by
Section 6.9 of the Declaration of Trust of the Trust, dated April 24, 1986, as amended from time to time (hereinafter, as amended, referred to as the "Declaration of Trust"), and by the affirmative vote of the entire Board of Trustees of the Trust, duly taken in the manner provided in the Declaration of Trust at a meeting held on January 15, 2004, the following is hereby authorized:

      (1) Any outstanding shares of the series of the Trust, namely SunAmerica U.S. Government Securities Fund, SunAmerica GNMA Fund, SunAmerica Strategic Bond Fund, SunAmerica High Yield Bond Fund, SunAmerica Tax Exempt Insured Fund and SunAmerica Core Bond Fund, which have been previously designated as Class II shares are hereby redesignated Class C shares, such Class C shares entitled to the same rights and preferences accorded to Class II shares under the Declaration of Trust, and Class II shares are hereby abolished as a class of each of foregoing series.

      (2) No other changes to the special and relative rights of the existing classes of the foregoing series of the Trust are intended by this instrument.

      (3) The actions contained herein shall be effective at 12:01 AM Eastern Time on February 20, 2004.

      IN WITNESS WHEREOF, the undersigned has executed this Amended Designation of Classes of Shares of Beneficial Interest as of the 18th day of February, 2004.


                                          By: /s/ Joseph P. Kelly
                                             --------------------------------
                                             Name:  Joseph P. Kelly
                                             Title: Secretary